UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2006

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2006, Skechers U.S.A., Inc. (the "Company") announced that David Weinberg, who has served as its Chief Financial Officer since October 1993 and as a member of the Board of Directors since July 1998, has been appointed Chief Operating Officer of the Company effective immediately. There is no employment agreement between the Company and Mr. Weinberg, and there are no related party transactions between the Company and Mr. Weinberg reportable under Item 404(a) of Regulation S-K.

The Company also announced that Frederick Schneider, who has served on the Board of Directors and as Chairman of the Audit Committee of the Company since February 2004, has been appointed Chief Financial Officer and principal accounting officer to replace Mr. Weinberg in such capacities effective January 3, 2006. Further, Mr. Schneider resigned from his positions on the Board of Directors and as Chairman of the Audit Committee of the Company effective January 3, 2006. There is no employment agreement between the Company and Mr. Schneider, and there are no related party transactions between the Company and Mr. Schneider reportable under Item 404(a) of Regulation S-K. Mr. Schneider most recently served as a senior managing director at Pasadena Capital Partners, a private equity investment firm, since July 2004. He has also served on the Board of Directors and as a member of the Audit Committee at Meade Instruments (NASDAQ:MEAD) since August 2004 and at Sport Chalet, Inc. (NASDAQ:SPCH) since May 2002. Prior to working at Pasadena Capital Partners, Mr. Schneider was an independent private equity investor and consultant; from September 1994 to January 1998, he served as chief financial officer and principal of Leonard Green & Partners, L.P., a merchant banking firm specializing in leveraged buyouts; and from June 1978 to September 1994, he worked at KPMG LLP including five years as an audit and due diligence partner.

In addition, the Company announced that the Board of Directors elected Morton D. Erlich to replace Mr. Schneider as a member of the Board of Directors effective January 3, 2006. Mr. Erlich will serve as one of the Company’s Class I directors until the annual meeting of stockholders in 2006 and thereafter until his successor is duly elected and qualified or until his death, resignation or removal. The Board also appointed Mr. Erlich as Chairman of the Audit Committee, and he will preside over executive sessions of the non-management directors as well. Mr. Erlich worked for 34 years at KPMG LLP including 24 years as an audit partner until retiring in September 2004, and the last fiscal year that he personally worked on the audit of the Company’s financial statements was for the year ended December 31, 2000. The Board of Directors has determined that Mr. Erlich is independent under Section 303A.02 of the NYSE Listed Company Manual, and there are no related party transactions between the Company and Mr. Erlich reportable under Item 404(a) of Regulation S-K.

A copy of the press release issued on January 3, 2006 announcing the promotion of Mr. Weinberg as Chief Operating Officer, the appointment of Mr. Schneider as Chief Financial Officer and the election of Mr. Erlich to the Board of Directors is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
----------- -----------
99.1 Press release dated January 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

January 4, 2006	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 3, 2006.